            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
            --------------------------------------------------------

We hereby consent to the incorporation by reference in this Registration
Statement on Form N-1A of our report dated December 19, 2005, relating to the financial statements and financial highlights which appear in the October 31,
2005 Annual Report to Shareholders of Schroder North American Equity Fund
(constituting Schroder Global Series Trust), Schroder U.S. Large Cap Equity
Fund, Schroder U.S. Opportunities Fund and Schroder International Fund,
(constituting Schroder Capital Funds (Delaware)) and Schroder Enhanced Income
Fund, Schroder U.S. Core Fixed Income Fund, Schroder Municipal Bond Fund, and
Schroder Short-Term Municipal Bond Fund (constituting Schroder Series Trust), which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights",
"Disclosure of Portfolio Holdings", "Independent Registered Public Accounting
Firm" and "Financial Statements" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Philadelphia, PA
February 28, 2006